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                                                                   EXHIBIT 10.30

                                 SWINGLINE NOTE

$15,000,000                                                       March 14, 1997

      FOR VALUE RECEIVED, the undersigned, PROSOURCE RECEIVABLES CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of THE BANK OF NOVA SCOTIA (the "Swingline Bank") the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Bank to the Borrower pursuant to that certain Secured Credit Agreement, dated as of March 14, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Secured Credit Agreement"), among the Borrower, ProSource Services Corporation, the Swingline Bank, The Bank of Nova Scotia, as Issuer and as Administrative Agent, and the various financial institutions as are, or may from time to time become, parties thereto as Lenders.

      The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Secured Credit Agreement.

      Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Swingline Bank pursuant to the Secured Credit Agreement.

      The Swingline Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with the usual practice, the date and amount of each Swingline Loan and the date and amount of each principal payment hereunder.

      This Swingline Note is the Swingline Note referred to in, and evidences Indebtedness incurred under, the Secured Credit Agreement, to which reference is made for a description of the security for this Swingline Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Swingline Note and on which such Indebtedness may be declared to be immediately due and payable. Unless
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otherwise defined, terms used herein have the meanings provided in the Secured
Credit Agreement.

      All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

      THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE
INTERNAL LAWS OF THE STATE OF NEW YORK.


                                    PROSOURCE RECEIVABLES CORPORATION


                                    By: /s/ Paul A. Garcia de Quevedo
                                        -------------------------------
                                        Name:  Paul A. Garcia de Quevedo
                                        Title: Vice President, Secretary
                                               and Treasurer
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                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                SWINGLINE NOTE OF PROSOURCE SERVICES CORPORATION
                             DATED ___________, 1997

                    Principal
                      Amount          Maturity        Principal         Unpaid
     Date            of Loan            Date         Amount Paid       Balance
     ----            -------            ----         -----------       -------